UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 3, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 3, 2024, Tellurian Inc. (“Tellurian” or the “Company”) convened a special meeting of the Company’s stockholders (the “Special Meeting”). Following the approval of the adjournment proposal described below, the Special Meeting was adjourned until October 4, 2024 and the merger agreement proposal and the non-binding merger-related compensation proposal described below were approved at the reconvened meeting. Holders of 893,878,455 shares of Tellurian common stock and 6,123,782 shares of Tellurian Series C convertible preferred stock (the “preferred stock”) issued and outstanding at the close of business on the record date of August 26, 2024 were entitled to vote at the Special Meeting, of which 563,002,947 shares of Tellurian common stock or preferred stock, or approximately 62.6% of those entitled to vote, were represented in person or by proxy at the Special Meeting.

The certified results of the matters voted upon at the Special Meeting, which are more fully described in the Company’s proxy statement, filed with the Securities and Exchange Commission on August 27, 2024, for the Special Meeting (the “Transaction Proxy Statement”), are as follows:

Adjournment Proposal

One or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal was approved.

For	Against	Abstain
475,687,617	65,387,985	21,677,345

Merger Agreement Proposal

The adoption of the Agreement and Plan of Merger, dated as of July 21, 2024, by and among Woodside Energy Holdings (NA) LLC, Tellurian, and Woodside Energy (Transitory) Inc. (the “Merger Agreement”) was approved.

For	Against	Abstain
513,557,986	45,913,891	3,531,070

Nonbinding Merger-Related Compensation Proposal

The compensation that will or may become payable to the Company’s named executive officers in connection with the merger of Woodside Energy (Transitory) Inc. with and into the Company, with the Company surviving such merger (the “Merger”), was approved on a nonbinding advisory basis.

For	Against	Abstain
323,889,798	211,207,343	27,655,806

Item 7.01	Regulation FD Disclosure.

On October 4, 2024, the Committee on Foreign Investment in the United States notified the Company that it has cleared the Merger. All regulatory approvals required for the completion of the Merger have been received and the Company expects that the Merger will be completed on or about October 8, 2024, subject to the satisfaction of customary closing conditions.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of U.S. federal securities laws regarding the expected completion of the Merger and the timing of closing. There can be no assurance that the Merger will in fact be consummated at the expected time or at all. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the failure to satisfy any of the conditions to the consummation of the Merger; (ii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iii) potential litigation relating to the Merger; and (iv) other risks described in Tellurian’s filings with the SEC, including in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the SEC on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this report speak as of the date hereof. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: October 4, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer